Exhibit 99.1

NEWS

For Release           Immediate


Contacts             (News Media) Jim Rosensteele, SVP, Corporate Communications
                     317.817.4418
                     (Investors) Tammy Hill, SVP, Investor Relations
                     317.817.2893



                Conseco Names William S. Kirsch President and CEO
                    and R. Glenn Hilliard Executive Chairman

  William J. Shea Departs After Successfully Leading Company through Bankruptcy and Returning the Company to Profitability

            Shea and Board Agree that Kirsch is Ideal To Lead Company
                        As It Enters New Phase of Growth

       Reorganization, Recapitalization and Ratings Upgrades Leave Conseco
                    Well Positioned for Next Stage of Growth

Carmel, Ind., August 12, 2004 - Conseco, Inc. (NYSE: CNO) announced today that its Board of Directors has appointed William S. Kirsch as President and Chief Executive Officer. He succeeds William J. Shea, who has decided to leave the company after successfully leading Conseco in its emergence from Chapter 11 and return to profitability. Mr. Kirsch has served since September 2003 as Executive Vice President, General Counsel and Secretary of Conseco.

The company also announced that R. Glenn Hilliard, a Director and Non-executive Chairman of Conseco since September 2003 and former Chairman and CEO of ING Americas, has been elected Executive Chairman. Mr. Hilliard will work closely with Mr. Kirsch in setting and overseeing execution of the strategic plan for Conseco, as well as promoting key business relationships and nurturing key talent within the company.

Speaking for the Board of Directors, Mr. Hilliard said, "Under Bill Shea's leadership, Conseco has made tremendous progress through its reorganization, emerging from bankruptcy and delivering three consecutive quarters of profitability. As Conseco looks forward to its next stage of growth, Bill Shea and the Board agree that Bill Kirsch is ideally suited to successfully build a strong enterprise, drive long-term growth, achieve our goal of sustained operational excellence, and create value for our shareholders. Bill Kirsch has been a valued adviser to Conseco and we are extremely pleased to have him take the helm.

"Over the last two years, Bill Kirsch played a key role in the restructuring of Conseco and was an integral part of the team that helped the Company successfully emerge from bankruptcy," Mr. Hilliard continued. "In addition to helping formulate Conseco's post-bankruptcy business plan, he assisted in rebuilding Conseco's balance sheet, led the restructuring of the Bankers Life management team, and was helpful in reaching agreements with state regulators regarding the challenges related to universal life and long-term care products."


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                                                                     Conseco (2)
                                                                August 12, 2004

"Bill Shea provided strong leadership for Conseco through a difficult transitional period and the Board greatly appreciates the contributions he made in positioning Conseco for future growth," Mr. Hilliard continued. "His leadership was critical in restoring Conseco to profitability, completing our recapitalization and earning ratings upgrades."

Mr. Shea said, "I'm very pleased to have had the opportunity to work with the many wonderful people at Conseco to help achieve a successful turnaround at the company. Given the progress we have made, and having accomplished most of what I hoped to achieve at Conseco, this was a natural time for me to move on. Bill Kirsch has repeatedly demonstrated outstanding leadership abilities as a key member of the team that got Conseco to this point in its recovery, and I am confident that Conseco will successfully achieve its long-term goals under the leadership of Bill, Glenn and the rest of the senior management team."

Mr. Kirsch said, "Conseco has made tremendous progress in its turnaround and established a solid foundation on which we can take the company to the next level. Our focus moving forward will be to continue the work to re-establish Conseco's position in the marketplace and restore our `A' rating by being a superior operating company. Critical to that effort will be effectively integrating our systems and operations across all of our businesses, improving our servicing and administration of claims, and creating a culture of excellence at every level of our company. Our goal very simply will be to provide outstanding customer service and product so that we can thrive in an intensely competitive marketplace and restore the Company to leadership in the industry."

Mr. Shea has resigned from the Board of Directors of Conseco, Inc. and will not stand as a candidate for re-election to the Board at the upcoming Annual Meeting of Shareholders on August 24. It is contemplated that Mr. Kirsch will be elected to the Board following the company's 2004 Annual Meeting of Stockholders on August 24.

Earnings Guidance and Outlook
The Company said that its guidance for the second half of this year would be adjusted to reflect the costs associated with the executive transition, but otherwise remains unchanged. Including these costs, Conseco now expects net income applicable to common stock for the year ended December 31, 2004 to be in the range of $200 million to $210 million, rather than the range of $210 million to $220 million stated on August 4, 2004. Conseco's earnings guidance is based on numerous assumptions and factors. If they prove incorrect, actual earnings could differ materially from estimates (see note on forward-looking statements below).

William S. Kirsch
Mr. Kirsch has served since September 2003 as Executive Vice President, General Counsel and Secretary of Conseco Inc. Prior to that, beginning in early 2003, he served as Acting General Counsel for Conseco. He began representing the Company in the spring of 2002, and worked as Conseco's principal outside corporate counsel throughout the Chapter 11 reorganization process. In addition to his focus on litigation, regulatory and corporate governance matters, Mr. Kirsch has played an increasing role in business strategy and execution of a variety of key company initiatives.





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                                                                     Conseco (3)
                                                                 August 12, 2004

Mr. Kirsch has been a managing partner with Kirkland & Ellis (K&E), helping to lead one of the nation's largest and most successful corporate law firms. He served on K&E's Management Committee for the last five years, was Co-Chair of the K&E Finance Committee, and was a Member of the K&E Compensation Committee. He joined the firm in 1981 and was named a partner in 1986. In his practice, Mr. Kirsch has specialized in complex financial, regulatory and corporate governance issues, representing many financial services and other companies, including Conseco. A graduate of Northwestern University, Mr. Kirsch received his law degree from Stanford University.

R. Glenn Hilliard
Mr. Hilliard became the Non-executive Chairman of Conseco's Board of Directors in September 2003. His career in the insurance industry began in 1968, when he joined Liberty Life Insurance Company as an attorney. After leaving Liberty, where he was elected President and CEO in 1982, he joined Security Life of Denver, an ING company, where he served for four years before being appointed President and CEO of ING America Life in 1993. In 1994, he was named Chairman and CEO of ING North America, and in 1999, he was appointed Chairman and CEO of ING Americas, a position he held until his retirement in 2003.

Mr. Hilliard is a member of the Board of Directors of Piedmont Hospital in Atlanta. He also serves as Vice-Chair Finance of the High Museum and is President of the Clemson University Foundation. He is a graduate of Clemson University, and earned his law degree from George Washington University Law School in Washington, D.C.

The company will hold a conference call to discuss today's announcement at 5:00 p.m. Eastern Time today, Thursday, August 12. To participate, please dial (888) 428-4472 (United States) or (612) 332-0345 (International) at least five minutes before the call start time. The operator will ask you to identify yourself and your company, and will also ask for the name of the conference, which is "Conseco".

A webcast of the conference call can be accessed through the following link: http://www.pressnews.net/conseco/. Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary audio software.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures.













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                                                                     Conseco (4)
                                                                August 12, 2004

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements contain forward-looking statements, within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the potential adverse impact of our predecessor's Chapter 11 petition on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (ii) our ability to operate our business under the restrictions imposed by our senior bank credit facility or agents; (ii) our ability to operate our business under the restrictions imposed by our senior bank credit facility orfuture credit facilities; (iii) our ability to improve the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (v) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the market value of our investments, and the lapse rate and profitability of policies; (vi) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vii) customer response to new products, distribution channels and marketing initiatives; (viii) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (ix) performance of our investments; (x) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products;
(xi) increasing competition in the sale of insurance and annuities; (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, including the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xiii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; and (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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